UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 10, 2011
HARBINGER GROUP INC.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

1-4219	74-1339132

(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 906-8555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Harbinger Group Inc. (the “Company”) is filing this Current Report on Form 8-K (this “Report”) solely to reflect the effect of the consummation of the Spectrum Brands Acquisition (as defined below) and the change of its fiscal year (as described below) on the historical annual financial and related information included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “2010 10-K”).
This Report includes financial statements of the Company as retrospectively adjusted to reflect Spectrum Brands Holdings, Inc. (“Spectrum Brands”) as the Company’s accounting predecessor in accordance with Accounting Standards Codification Topic 805: “Business Combinations” and the accounting for the acquisition of a controlling interest in Spectrum Brands by the Company as a transaction among entities under common control. No attempt has been made in the Report, and it should not be read, to modify or update disclosures as presented in the 2010 10-K of the Company. Therefore, this Report should be read in conjunction with the Company’s filings made with the Securities and Exchange Commission subsequent to the filing of the 2010 10-K, including, without limitations, the risks factors contained in such filings. This Report does not represent an amendment to the 2010 10-K.
Accounting Predecessor and Change in Fiscal Year End
On January 7, 2011, the Company completed the acquisition (the “Spectrum Brands Acquisition”) of a controlling financial interest in Spectrum Brands pursuant to the terms of a contribution and exchange agreement with Harbinger Capital Partners Master Fund I, Ltd., Global Opportunities Breakaway Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (collectively, the “Principal Stockholders”). The Principal Stockholders contributed approximately 54.5% of the outstanding Spectrum Brands common stock to the Company and, in exchange for such contribution, the Company issued to the Principal Stockholders 119,909,830 shares of its common stock. Immediately following the Spectrum Brands Acquisition, the Principal Stockholders directly owned approximately 93.3% of the Company’s outstanding common stock and the Principal Stockholders directly owned approximately 12.8% of Spectrum Brands’ outstanding common stock.
Immediately prior to the consummation of the Spectrum Brands Acquisition, the Principal Stockholders held a controlling financial interest in both the Company and Spectrum Brands. As a result, the Spectrum Brands Acquisition is considered a transaction between entities under common control under Accounting Standards Codification Topic 805: “Business Combinations” (“ASC 805”) and is accounted for similar to the pooling of interest method. In accordance with the guidance in ASC 805, the assets and liabilities transferred between entities under common control are recorded by the receiving entity based on their carrying amounts (or at the historical cost basis of the parent entity, if these amounts differ). Although the Company was the issuer of shares issued to the Principal Stockholders in the Spectrum Brands Acquisition, during the historical periods presented in the 2010 10-K Spectrum Brands was an operating business and the Company was not. Accordingly, the historical consolidated financial statements and the related information of the Company has been retrospectively adjusted (i) to record the assets and liabilities of HGI at the Principal Stockholders’ basis as of June 16, 2010 (the date that common control was first established) and (ii) to reflect the financial statements of Spectrum Brands, Inc., the accounting acquiror in the business combination that lead to the creation of Spectrum Brands, as the Company’s predecessor entity for periods preceding June 16, 2010.
In connection with the Spectrum Brands Acquisition, the Company changed its fiscal year end from December 31 to September 30 to conform to the fiscal year end of Spectrum Brands.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
23.1	Consent of Independent Registered Public Accounting Firm

Recast of the following financial information:
99.1	Selected Financial Data

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Quantitative and Qualitative Disclosure about Market Risk

99.4	Financial Statements

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.
Date: June 10, 2011	By:	/s/ Francis T. McCarron
		Name:	Francis T. McCarron
		Title:	Executive Vice President and Chief Financial Officer

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